[LETTERHEAD OF BERGER STEINGUT TARNOFF & STERN]

                                                                     Exhibit 3.1




                                  [Insert Date]



[Name of Sponsors]

                     Re:     [Name of Trust(s)]

Gentlemen:

            We have acted as special counsel to [Name of Depositor(s), Sponsor(s) and Principal Underwriter(s) (the "Depositor(s)"] of [Name of Trust(s)], in connection with the issuance by the Trust(s) of _____ units, respectively, of fractional undivided interest (collectively, the "Units"). We have been requested to render our opinion as to the validity of the Trust Agreements (as hereinafter defined) and the Units. Pursuant to the Trust Agreements, the Depositor(s) have transferred to the Trust(s) certain long-term bonds and contracts to purchase certain long-term bonds (collectively, the "Bonds"), together with an irrevocable letter of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements.

            In connection with our representation, we have examined copies of the following documents relating to the creation of the Trusts and the issuance and sale of the Units:

            (a) the Reference Trust Agreements bearing today's date relating to [Name of Trust] (the "Trust Agreements") among the Depositor(s), [insert Trustee and Evaluator];

            (b) the Registration Statement on Form S-6 (File No. 33- _____) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and Amendment No. 1 thereto, containing the proposed form of the final Prospectus relating to the Units (the "Prospectus") (collectively, the "Registration Statement"), which is expected to be filed with the Commission this day; and

            (c) the Certificate of Incorporation, By-Laws, Foreign Bid Certificate, Certified Board of Directors resolutions and Power of Attorney of [each of] the Depositor(s).

            We have assumed the genuineness of all signatures and the conformity to original documents of all documents provided to us as such.


C/M:  11939.0001 480300.1

            We have not reviewed the financial statements, compilation of the Bonds held by the Trust(s), and other financial data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

            Based on the foregoing and upon an investigation of such matters of law as we have deemed necessary, we are of the opinion that:

            (1) The Trust Agreements have been duly authorized and entered into by an authorized officer of each of the Depositor(s) and are valid and binding obligation of the Depositor(s) in accordance with their respective terms, subject to laws of general application affecting the rights and remedies of creditors.

            (2) The execution and delivery of the certificates evidencing the Units have been authorized by the Depositor(s) and such certificates when executed by the Trustee and the Depositor(s) in accordance with the provisions of the certificates and the Trust Agreements and when issued for the consideration contemplated therein, will constitute fractional undivided interests in the respective Trust(s), will be entitled to the benefits of the Trust Agreements, and will conform to the description thereof contained in the Prospectus. Upon payment of the consideration for the Units as provided in the Trust Agreements and the Registration Statement, the Units will be fully paid and non-assessable by the Trust(s).

            We hereby consent to the filing of this opinion and our opinion regarding the tax status of the Trust as Exhibits to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions".

                                              Very truly yours,



                                              BERGER STEINGUT TARNOFF & STERN




C/M:  11939.0001 480300.1